UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14A-101)
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OMNICARE, INC.
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Cautionary Statement Regarding Forward-Looking Statements
Certain statements in the transcript below may constitute "forward-looking statements" within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled "Cautionary Statement Concerning Forward-Looking Statements" in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, ‘future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated synergies and other benefits from the proposed merger of CVS Health and Omnicare will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the proposed merger (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to CVS Health’s ability to successfully integrate the operations, products and employees of CVS Health and Omnicare; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on CVS Health’s and Omnicare’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; access to available financing on a timely basis and on reasonable terms; the outcome of any legal proceedings related to the proposed merger; and the risks and uncertainties normally incidental to the long-term healthcare and pharmaceutical industries. Additional information concerning these and other risks and uncertainties can be found in CVS Health’s and Omnicare’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.cvshealth.com, www.omnicare.com or on request from CVS Health or Omnicare, as applicable. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, neither CVS Health nor Omnicare undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Omnicare, Inc. by CVS Pharmacy, Inc., a wholly owned subsidiary of CVS Health Corporation. In connection with the proposed acquisition, CVS Health and Omnicare intend to file relevant materials with the SEC, including Omnicare’s proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF OMNICARE ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING OMNICARE’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available) and other relevant documents free of charge at the SEC's web site, http://www.sec.gov, and Omnicare stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Omnicare.

Participants in Solicitation
CVS Health and its directors and executive officers, and Omnicare and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Omnicare common stock in connection with the proposed merger. Information about the directors and executive officers of CVS Health is set forth in the proxy statement for CVS Health's 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2015. Information about the directors and executive officers of Omnicare is set forth in the proxy statement for Omnicare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Omnicare with the SEC in connection with the proposed merger when they become available.

EXPLANATORY NOTE:
On May 21, 2015, CVS Health Corporation held a conference call with investors, a transcript of which is set forth below.

CORPORATE PARTICIPANTS
Nancy Christal CVS Health Corporation - SVP, IR
Larry Merlo CVS Health Corporation - President & CEO
Dave Denton CVS Health Corporation - EVP & CFO

CONFERENCE CALL PARTICIPANTS
Edward Kelly Credit Suisse - Analyst
Todd Duvick Wells Fargo - Analyst
Ricky Goldwasser Morgan Stanley - Analyst
John Heinbockel Guggenheim Securities - Analyst
Lisa Gill JPMorgan Chase - Analyst
Charles Rhyee Cowen and Company - Analyst
Priya Ohri-Gupta Barclays Capital - Analyst
George Hill Deutsche Bank - Analyst
Harlan Sonderling Columbia Threadneedle Investments - Analyst
Robert Jones Goldman Sachs - Analyst
Frank Morgan RBC Capital Markets - Analyst
Steven Valiquette UBS - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the CVS Health call regarding the acquisition of Omnicare. During the presentation, all participants will be in a listen-only mode. Afterwards, we will conduct a question-and-answer session. (Operator Instructions). As a reminder, this conference is being recorded Thursday, May 21, 2015. I would now like to turn the conference over to Nancy Christal, Senior Vice President, Investor Relations. Please go ahead, ma'am.

Nancy Christal - CVS Health Corporation - SVP, IR

Thank you, Amanda. Good morning, everyone. Thanks so much for joining us today on such short notice to hear more about the definitive agreement we announced this morning to acquire Omnicare, the leading provider of pharmacy services to long-term care facilities. We are very excited about this transaction and the opportunities it offers to drive incremental growth for CVS Health. This transaction is subject to review under the Hart-Scott-Rodino Act and has other customary closing conditions. We expect the deal to close near the end of the year, which should be ample time to complete any regulatory review.

I am here this morning with Larry Merlo, our President and CEO and Dave Denton, our Executive Vice President and CFO, who will walk you through the strategic and financial rationale for this transaction. We will hold a question-and-answer session following the remarks and we ask that you limit yourself to one question with a quick follow-up to allow more people a chance to ask their questions.

Please note that during today's presentation we will make forward-looking statements within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risk and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our SEC filings, including the risk factors section and cautionary statement disclosures in those filings.

Stockholders of Omnicare are advised to read all relevant documents filed with the SEC, including Omnicare's proxy statement when it becomes available, because they will contain important information about the proposed transaction.

During this call, we will also use some non-GAAP financial measures when talking about our Company's performance, including free cash flow and adjusted EPS. In accordance with SEC regulations, you can find the definitions of these non-GAAP items, as well as reconciliations to comparable GAAP measures, on the Investor Relations portion of our website. And as always, today's call is being simulcast on our website and it will be archived there following the call for one year. Following the call, feel free to call me with any questions. And now I will turn this over to Larry Merlo.

Larry Merlo - CVS Health Corporation - President & CEO

Well, thanks, Nancy and thank you all for joining us on short notice. I am very pleased to discuss this exciting development, which presents just an excellent opportunity for CVS Health, Omnicare and its employees, the patients we both serve and all of our shareholders.

As outlined in our press release this morning, we have entered into a definitive agreement to acquire Omnicare, the leading provider of pharmacy services to long-term care facilities in an all-cash transaction for $98 a share with a total purchase price of $12.7 billion, including the assumption of about $2.3 billion in debt.

As the market leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight for the benefit of the senior population it serves.

In addition to its core business, Omnicare also has a specialty business, currently the eighth largest in the US and this transaction is complementary to our existing specialty business as the vast majority of Omnicare's specialty business is a clinical and dispensing operation further expanding our presence in this growing space.

The acquisition of Omnicare provides a new pharmacy dispensing channel for CVS Health, expanding our customer reach to a broader population of chronic care patients and seniors at an important time as our population ages. And by extending our high-quality, innovative pharmacy programs into this growth sector of the healthcare system, we will help provide enhanced continuity of care to patients and caregivers as they transition through our healthcare system.

With this acquisition, we will significantly expand our ability to dispense prescriptions in assisted living and long-term care facilities serving the senior patient population. And again, with the population aging, more people are projected to use assisted living facilities and independent living communities in the coming decades creating a substantial growth opportunity for us as we continue to drive innovative solutions for the patients we serve.

Simply put, with this acquisition, along with our capabilities, we believe we can help patients and their caregivers providing better continuity of care and better clinical outcomes. Specifically, patients in long-term care often cycle in and out of the treatment settings and payment models and because older adults have multiple conditions and use multiple medications, they are more likely to experience complicated transitions between acute, long-term care and the home setting. And properly managing how medications are dispensed in care transitions helps to prevent adverse health outcomes and helps improve clinical outcomes. And we believe our clinical expertise will enhance these capabilities.

We will also be able to help payors and providers better manage those patients through the continuum of care. Now Dave will provide some of the details, but we expect to achieve significant purchasing and revenue synergies, as well as additional synergies with this transaction over time. So we are very excited about the transaction and the opportunities it presents to expand these businesses and help continue to drive our long-term growth. So with that, let me turn it over to Dave to review the financials.

Dave Denton - CVS Health Corporation - EVP & CFO

Thank you, Larry and good morning, everyone. As Larry noted, we have agreed to acquire Omnicare for a purchase price of $98 a share in a 100% cash transaction. The acquisition's total purchase price is approximately $12.7 billion, including the assumption of $2.3 billion in debt. The transaction will be financed with all new debt. As part of the transaction, senior notes will be rolled over and we expect that the majority of tranches of convertible debt will, in fact, convert. As you know, our targeted leverage ratio is 2.7 times adjusted debt to EBITDA. Currently, our leverage ratio is about 2.3 to 2.4 times. This transaction will increase this ratio to approximately 3.0 times, but we are committed to getting back to our target.

Given the Company's significant cash generation capabilities, we expect to continue to execute our successful capital allocation program. Consistent with our prior guidance, for the full year, we expect to complete $6 billion in share repurchases and between dividends and share repurchases, we plan to return more than $7 billion in 2015 to our shareholders, a 30% increase over 2014 levels.

We have secured $13 billion in a fully committed unsecured financing from Barclays Bank and expect to put in place permanent financing in the form of senior notes and/or term loans prior to the closing of the transaction. We expect the financing costs for the transaction to be approximately $0.04 dilutive to adjusted earnings per share this year. Depending on the timing of the close, there is an additional $0.04 of dilution associated with one-time transaction costs that will occur upon deal closure. Assuming the transaction closes by year-end, the one-time transaction costs, as well as the financing costs, will fall into 2015 resulting in about $0.08 of dilution this year.

Looking ahead, the transaction is expected to be roughly $0.20 accretive to adjusted earnings per share in 2016 during its first full year, excluding integration costs. It is expected to be more than $0.30 accretive to adjusted earnings per share in 2017 and to be increasingly accretive to adjusted earnings per share in subsequent years. We expect to achieve significant purchasing and revenue synergies, as well as operating efficiencies from this transaction.

So with that, let me provide just some high-level details. While it is a little too early to lay out our specific plans, we expect to see significant purchasing synergies from this transaction. We also believe that we can improve Omnicare's current workflow and make the delivery service more efficient.

Additionally, there are opportunities for us to grow revenue by applying many of our best practices to the Omnicare model. With our trusted brand and strong name recognition, our clinical expertise and our operational infrastructure, we believe we can better engage with and serve senior patients at assisted living and skilled nursing facilities, as well as independent living facilities.

So with that, you can see we are extremely pleased with the transaction and we believe strongly this transaction has positive financial implications for CVS Health in 2016 and well beyond into the future. So with that, let me turn it back over to Larry.

Larry Merlo - CVS Health Corporation - President & CEO

Okay. Thanks, Dave and just to quickly summarize, again, we are very excited about the transaction. Omnicare significantly expands our business. It provides us with access into a new pharmacy dispensing channel. It creates new opportunities for us to extend our high-quality, innovative pharmacy programs to a broader population of seniors and chronic care patients as again they transition across the care continuum and it allows us to help improve patient outcomes while providing enhanced continuity of care. We are focused on having a smooth and seamless integration and we look forward to welcoming Omnicare's employees into the CVS Health family to continue to drive innovative solutions for the patients that we serve.

So with that, again, let me thank everyone for their time and we will go ahead and open it up for your questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Ross Muken, Evercore ISI.

Unidentified Participant

Good morning, guys. This is Mike in for Ross. Thanks for taking the question. So I just wanted to think about, relative to the industry, with this transaction, Dave, you mentioned it's a little earlier to garner the type of savings you'll be able to get relative to purchasing, but given that you have two very strong relationships with your distributors, how do you think about that in terms of the long-term go-forward process, particularly since one of them has historically worked with Omnicare and how do you think about the history you have between working with the two and how successful they have been for you on a long-term basis?

Larry Merlo - CVS Health Corporation - President & CEO

I would ask you to think about the fact that the generic business, it will fold right into our Red Oak sourcing venture and as for the rest of the supply chain, the pharmacy supply chain, as you mentioned, we have very good relationships with both McKesson and Cardinal and we will be evaluating what makes the most sense for the business going forward.

Unidentified Participant

Thanks. I'll let other people ask some questions.

Operator

Edward Kelly, Credit Suisse.

Edward Kelly - Credit Suisse - Analyst

So Larry, my question for you is a bit strategic here on long-term care. It's a business that I guess historically has had some challenges operationally, pricing. The reimbursement mix is different, right? It's much higher government pay and there has been rate pressure there I guess just generally. I guess how did you think about all of that as you were looking to get into this business and then also as it relates to the valuation of the deal?

Larry Merlo - CVS Health Corporation - President & CEO

Ed, it's a great question, and again, as we talked in our prepared remarks, we think about this continuum of care, the fact that we currently serve patients today and we see them migrate out of the channels that we currently operate into -- and it could be episodic and we were alluding to earlier in terms of we see people transitioning from the home into whether it's a skilled or assisted facility and often times, they are transitioned back into some type of home setting. It could be where they started; it could be with a caregiver. So we certainly see opportunities there. I will say that I think the current management team at Omnicare has worked very diligently over the last several years, or last few years, to create foundational practices that I think whether you are thinking about regulatory or compliance, I think they have done a very nice job of establishing again a new foundation that we look forward to building upon.

Dave Denton - CVS Health Corporation - EVP & CFO

I think also as it relates to reimbursement pressure, this is something that is within our business today. We understand how to manage it in an environment like that and we've been able to successfully develop innovative solutions and products that both serve the needs of the patients that payors entrust in us, but importantly enable us to offset that reimbursement pressure over time.

Edward Kelly - Credit Suisse - Analyst

And maybe just as a follow-up, you mentioned the opportunity on the synergy side in terms of improving current workflow, making deliveries more efficient. Are there real synergies here in operational infrastructure between the two businesses?

Larry Merlo - CVS Health Corporation - President & CEO

Ed, there's a lot of work to be done there, but our assessment of the business says that there are some things that can be done there. It may involve technology. It simply may involve business practices and it involves leveraging the assets that exist across both respective businesses.

Edward Kelly - Credit Suisse - Analyst

Okay, great. Thanks, guys.

Operator

Todd Duvick, Wells Fargo.

Todd Duvick - Wells Fargo - Analyst

I have a financing question for Dave. You mentioned putting in place a permanent financing package in the form of senior notes and/or term loans. And the question I have is can you talk a little bit about how much of the debt you plan to put in permanent financing as opposed to short-term financing for date paydown?

Dave Denton - CVS Health Corporation - EVP & CFO

Yes, that's a great question. We are actually working on that as we speak. I think we have a couple different opportunities there, so probably a little too early to give some specifics around that at this point in time. But I will tell you we'll have an opportunity given kind of the ladder if you will of our debt structure to put in place both short-term and long-term notes that will fit our capital structure fairly nicely.

Todd Duvick - Wells Fargo - Analyst

Okay. And can you tell me, with your view on interest rates between now and the end of the year, do you have any hedges in place?

Dave Denton - CVS Health Corporation - EVP & CFO

I do not have any hedges in place.

Todd Duvick - Wells Fargo - Analyst

Okay. Thank you very much.

Operator

Ricky Goldwasser, Morgan Stanley.

Ricky Goldwasser - Morgan Stanley - Analyst

Two follow-up questions here. First of all, how should we think about the timing of the purchasing cost synergies versus revenue synergies as they flow through the model? And the second one is really around specialty. Can you give us some more color on what is the overlap in your specialty basket and what does Omnicare bring to you in terms of limited distribution access, so maybe product that you were not privy to before?

Dave Denton - CVS Health Corporation - EVP & CFO

I will start with the first one around kind of timing of synergies specifically as it relates to both purchasing and I'll say revenue synergies. Obviously, the purchasing synergies typically occur a little bit more rapidly. We have line of sight to that. As Larry indicated earlier, we will continue to work and utilize the expertise that we have developed within Red Oak to assist us in that. While it will not happen immediately, I do think we will have line of sight to that certainly within the first 12 to 18 months from a purchasing standpoint.

I do think revenue synergies, while there will be some opportunities in the short term, this is probably more of a medium term opportunity. Those will require us to put in place new processes or new services or new products that can again enhance the continuity of care for these patients as they transition through our healthcare system. And while I think there are real opportunities there, we will have to develop those new expertise. And so with that, maybe I will turn it to specialty.

Larry Merlo - CVS Health Corporation - President & CEO

Ricky, around specialty, obviously, one of the next steps will be evaluating all the capabilities that Omnicare has and our focus in this space has certainly been on how we think about bringing solutions that solve the challenge around access, quality and cost. I think as I mentioned in the prepared remarks, the specialty business is the eighth largest, so we are quite comfortable that that will complement our existing specialty businesses. And as you alluded to, there is also a manufacture services segment that, as I mentioned a minute ago, that we will be further evaluating.

Ricky Goldwasser - Morgan Stanley - Analyst

Okay. Thank you.

Operator

John Heinbockel, Guggenheim Securities.

John Heinbockel - Guggenheim Securities - Analyst

So guys, two things. It looks like, and we don't know yet the blended financing costs, but it looks like it doesn't require a ton of synergy to get to the $0.20 number. Just curious sort of is there a general -- do you have a general size of that and then where does that go when you think of that synergy number over let's say a three or four-year period? Is that a number that can get to a couple hundred million dollars?

And then secondly, if you look at the long-term care portion of their business, do you think there's an opportunity to accelerate growth -- that has been a slow-growing business -- accelerate growth there through either organic share gains or accelerated rollup in the space?

Dave Denton - CVS Health Corporation - EVP & CFO

Maybe I will start a bit with synergies. We do feel strongly that we have pretty good line of sight to the synergies here. I would say that as we sit here at the moment, it is probably a little too early to go into I will say specific quantifications of that over time. You should expect those synergies to ramp up over a period of two to three years would be my sense before we are fully up and running on that post the close of the transaction. And again, as we said, I think there's obviously revenue synergies. I think there are certainly synergies around as we think about managing patients again across the continuum of care and there are certainly synergies around -- as we think about the assets that we have quite frankly deployed around the US and the overlap of that with the Omnicare infrastructure and how we put them together in a way that creates an improved service model to all that we serve. So we're excited about that opportunity over time.

Larry Merlo - CVS Health Corporation - President & CEO

And John, the only thing I would add to that, I think Dave summed it up well, is that we think that -- again, reflecting where Dave was going -- that this is an underserved market and we think by bringing these two businesses, these two spectrums together that we can really solve for what we see as a continuum of care challenge.

John Heinbockel - Guggenheim Securities - Analyst

Yes, but do you look at long-term care -- can that business -- do you think the growth can be accelerated? And I guess that's where you were going at? You think there's -- it sounds like there is a share opportunity, you think?

Larry Merlo - CVS Health Corporation - President & CEO

Yes, I think that is right, John. Obviously, when you look at the skilled care side versus the assisted living side, we probably see more of a growth opportunity on the assisted living side at least at this point in time and obviously, we will talk a lot more about that in the coming weeks and months as we are able to begin to formalize business plans.

John Heinbockel - Guggenheim Securities - Analyst

Okay. Thanks.

Operator

Lisa Gill, JPMorgan.

Lisa Gill - JPMorgan Chase - Analyst

Good morning and congratulations. I obviously believe that this is a great strategic fit for CVS. Just a couple of quick things. Larry, first off, when we think about Part D, do you anticipate that there will be any regulatory hurdles around the fact that you are a larger Part D provider and the fact that, when I look at Omnicare's business, especially on the skilled nursing side, they've got about 48% of their businesses with Part D? My guess is that you probably provide Part D to some of those individuals.

Larry Merlo - CVS Health Corporation - President & CEO

Yes, we do not see any challenges there. We see this as a complementary business for us. I think the FTC has previously outlined long-term care, retail pharmacy, they are complementary spaces that don't compete.

Lisa Gill - JPMorgan Chase - Analyst

Okay, great. And then just, Dave, can you tell us, does your current accretion number, is that expectation that you are going to continue to buy back stock the way that you have been, or within that accretion, are you forgoing some of the share repurchases in the future year?

Dave Denton - CVS Health Corporation - EVP & CFO

Lisa, we have reconfirmed our share buyback number at $6 billion for this year. It is just too early to give any kind of guidance, if you will, to the go-forward plan. The only thing I would say is, as you know, back on Analyst Day, we outlined the cash generation capabilities of the Company. Over that five-year time horizon, we had $41 billion of cash available to enhance shareholder value and as we said, we have the opportunity to invest back into our business strategically. We have the opportunity to continue to increase our dividends and to do share repurchases and we are committed to that long term. At the same time, Lisa, we are obviously committed to maintaining a very healthy balance sheet and it is our expectation that we will get back into the ZIP Code of 2.7 times.

Lisa Gill - JPMorgan Chase - Analyst

Okay, great. Very helpful. Thank you.

Operator

Charles Rhyee, Cowen and Company.

Charles Rhyee - Cowen and Company - Analyst

Going back to the synergy side, in Part D, do you see any opportunities for synergies in Part D? You are both big players, though sort of in separate networks. You have long-term care versus retail. Is there any opportunities there? And then secondly, I think you touched on it a little bit earlier, as you were going to roll the generic purchasing into Red Oak, are there any sort of change in control costs to sort of exit the agreement that Omnicare signed with McKesson? Thanks.

Larry Merlo - CVS Health Corporation - President & CEO

Charles, I will take the second question. I think that there are some filings out there that provide the details of Omnicare's relationship with McKesson and there is a change in control provision that exists within that contract.

Dave Denton - CVS Health Corporation - EVP & CFO

And I think around Med D, I think about the opportunity really around how again we can improve the coordination of care for pharmacy delivery for a Med D patient across all the different aspects of the healthcare continuum. Med D patients who go in and out of skilled nursing facilities, there is a gap in care at times through that transition and we think we can play a bigger role from a Med D perspective as we help these patients through that period.

Charles Rhyee - Cowen and Company - Analyst

How much does it matter that it looks like hospitals are starting to create these preferred skilled nursing networks because they are trying to manage the readmissions issue? Was that a factor as you thought about how you are positioned to capture these kind of patients as they are coming out of facilities? And I will stop there. Thanks.

Dave Denton - CVS Health Corporation - EVP & CFO

That's a good question. I think if you look at our business model today, there's a lot of things that we are doing that are supporting I'll say the integrated delivery systems from a readmission prevention perspective. Think about our Coram asset and our MinuteClinic asset and things that we do to ensure as that patient's discharged from the hospital that we can transition them from a pharmacy perspective effectively. I think there are some opportunities for us to leverage best practices that quite frankly that we have here, but also frankly that Omnicare has in things that they do to support in that field. So I think there is an opportunity to work together very specifically in this area.

Larry Merlo - CVS Health Corporation - President & CEO

Charles, they are all -- think of them as clinical programs that positively impact the STARS ratings that certainly is of growing importance to providers.

Charles Rhyee - Cowen and Company - Analyst

Great. Thanks, guys.

Operator

Priya Ohri-Gupta, Barclays.

Priya Ohri-Gupta - Barclays Capital - Analyst

Most of my questions have already been answered, but, Dave, I was wondering if you could provide a timeframe around when you expect to get back to the 2.7 times lease-adjusted leverage targets. Should we be thinking about it over an 18 to 24-month timeframe or could it potentially take longer?

Dave Denton - CVS Health Corporation - EVP & CFO

Obviously, we are really early in the stage here of this. We are very focused that over time we will get back down to the 2.7 times and we have made a very strong commitment to do that. I think it is very important to us, certainly me as leading kind of the financial operation and having responsibility for the balance sheet to get back into the ZIP Code of 2.7 times. We are committed to do that. I haven't specified a specific timeline for that, but you will have my commitment to get that done.

Priya Ohri-Gupta - Barclays Capital - Analyst

Thank you.

Operator

George Hill, Deutsche Bank.

George Hill - Deutsche Bank - Analyst

Larry, as I think about the institutional pharmacy segment, I tend to think of it as a highly fragmented space. Can you talk about whether or not you see the Omnicare as kind of a platform asset and whether or not CVS would look to continue to commit capital to consolidate the space?

Larry Merlo - CVS Health Corporation - President & CEO

Yes, George, thanks for the question. And there is no question that Omnicare presents us with a great platform from which to grow organically and first things first. That will be our focus until we are comfortable that we have done that with the highest levels of seamlessness, if you will, and in the interest of our clients and patients. And I think that once that has been satisfied, there will be opportunities for inorganic bolt-on.

George Hill - Deutsche Bank - Analyst

That's helpful. Maybe just a quick follow-up. You talked about there being a manufacturer-facing portion of the specialty business, but it sounds like it might not be a perfect fit with the more payor-facing businesses as CVS and Caremark. Do you think that that is a line you would look to either exit or sell and maybe any thoughts on timeframe around that?

Larry Merlo - CVS Health Corporation - President & CEO

George, I think as I have mentioned that is the next order of business in terms of understanding more about all the assets and certainly that is one of them. And there will be more to talk about there. It would be premature to jump to any conclusions.

George Hill - Deutsche Bank - Analyst

All right. Thank you.

Operator

Harlan Sonderling, Columbia Threadneedle Investments.

Harlan Sonderling - Columbia Threadneedle Investments - Analyst

David, could you walk me through please the return on invested capital calculation that you are using in the transaction? And by the way, my compliments on using all cash for it, please. Thank you.

Dave Denton - CVS Health Corporation - EVP & CFO

Obviously, I probably can't walk it through very specifically, but, Harlan, I assure you that we, as you know, are pretty disciplined in our approach to capital allocation, not just as we think about it in returning value to shareholders in terms of dividends and share repurchases, but as we think about deploying capital in the core of our business and making the appropriate investments that can drive long-term strategic value. I'll just say that we've put that lens on this acquisition. We look at this as a way to strategically expand the breadth of services and the patients that we can assist in this market. We think it's an opportunity for us to continue to grow and importantly financially it's an asset that together the investments we are going to make here, we are going to have a nice return on them. So we are very pleased from that perspective, we are very focused on the returns profile of the Company and we will continue to push on that going forward.

Harlan Sonderling - Columbia Threadneedle Investments - Analyst

Thank you.

Operator

Robert Jones, Goldman Sachs.

Robert Jones - Goldman Sachs - Analyst

I guess just to dig in a little bit more on the overlap of the two businesses. I think most of us are fairly familiar with the Omnicare footprint, but assisted living is an area that they've talked a lot about as an area of growth. I know it's an area that CVS is in. Could you maybe just talk about that opportunity for the combined organization and maybe anything you could share with us from a marketshare perspective in assisted living would be helpful.

Larry Merlo - CVS Health Corporation - President & CEO

Yes, Bob, it's a great question because it speaks to what we see as a pretty big opportunity. And as we think about our presence in that business today, it is extremely small. And we think as we have been talking this morning that utilizing our assets, we can bring some meaningful solutions in terms of this -- we keep referring to it as this continuum of care as people migrate from the home to a facility and perhaps back into the home at a future point.

Robert Jones - Goldman Sachs - Analyst

I guess the only follow-up I would have would just be around Omnicare leadership. Obviously noticed they are not on the call this morning. Anything you can share as far as the folks over there and if there's contracts in place to keep top leadership in place for a period of time going forward?

Larry Merlo - CVS Health Corporation - President & CEO

I think we have -- the opportunities that we have had to spend time with the Omnicare management team, I think we have been very impressed with the work that they have done. It's a relatively new management team in terms of their tenure at Omnicare. And as I had alluded to earlier, I think they have really done some very, very good work in terms of laying a foundation for growth that we are looking to build upon. And we are hoping that they'll be part of that.

Robert Jones - Goldman Sachs - Analyst

Got it. Thanks so much.

Dave Denton - CVS Health Corporation - EVP & CFO

So with that, we're going to take two more questions, please.

Operator

Frank Morgan, RBC Capital Markets.

Frank Morgan - RBC Capital Markets - Analyst

As a follow-up to that last question, could you talk about, on the assisted living side, yes, absolutely, I agree it's a big opportunity, but can you tell me how it actually helps you sell into that building? I know Omnicare had been after it, but does having the CVS brand or is it the retail network? What helps you kind of accelerate the penetration into that building? And then my other question is could you just break out those cost synergies that you are referring to? Like how much is purchasing versus G&A savings? Thanks.

Larry Merlo - CVS Health Corporation - President & CEO

Frank, I will take the first part and then flip it over to Dave. But your thesis is absolutely right and the answer to that question is it is really all of the above. It is all the assets that we operate to include the retail footprint and again we are extremely excited by the opportunity.

Dave Denton - CVS Health Corporation - EVP & CFO

And Frank, I guess around the synergies, it is probably a little premature to go in depth here. The only thing I will say is that, in the early years, it is probably more weighted to purchasing; in later years, it is more weighted towards revenue. As we think about implementing products and services that support this marketplace and these patients, that will just take a little time to get in place.

Frank Morgan - RBC Capital Markets - Analyst

And would you consider penetrating the assisted-living market? That's a revenue synergy, right? (multiple speakers)

Dave Denton - CVS Health Corporation - EVP & CFO

Absolutely, and that is a revenue synergy as we think about that across both of our business platforms, quite frankly.

Frank Morgan - RBC Capital Markets - Analyst

Okay, thanks.

Operator

Steven Valiquette, UBS.

Steven Valiquette - UBS - Analyst

Good morning, Larry and Dave. Congrats on the transaction. I think investors had no idea this was coming. So a couple of questions from me. I think the cross synergies here, retail and specialty operations, seem pretty straightforward. But to the extent that the Caremark PBM is a payor to Omnicare, just curious on any notable synergies on maybe being able to renegotiate some reimbursement contracts. And also when I think about branded rebates, clearly LTC pharmacies qualify for pretty big branded rebates and PBMs do too. Could there be synergies on even bigger branded rebates? The final quick piece would just be on those intercompany eliminations, when thinking about that, are you able to disclose just roughly what percent of Omnicare's revenues come from CVS Caremark right now?

Dave Denton - CVS Health Corporation - EVP & CFO

Those are great questions. Some of those I don't know the answers to right off the top of my head. I would say as we thought about -- to your point, as we thought about opportunities here, we thought about more around the specialty business and probably the retail business as we put these assets together and the clinical program and the clinical overlay to that and how we manage. I do think the opportunity in Med D is really focused more on how we can improve the quality STAR metrics in this category that actually can drive value, if you will, back to the payors as they are measured and rewarded essentially for improving outcomes and improving adherence. So I think that is really the opportunity that we see in front of us here to kind of really manage that delicate patient base, if you will.

Steven Valiquette - UBS - Analyst

Okay. Just as far as that percent of the revenues, if you don't have that handy (multiple speakers).

Dave Denton - CVS Health Corporation - EVP & CFO

I don't have that off the top of my head. I'm sorry.

Steven Valiquette - UBS - Analyst

Okay. That's fair. We could follow-up off-line later on then. Thanks and once again congrats.

Larry Merlo - CVS Health Corporation - President & CEO

Thank you, Steve and let me just wrap up by again thanking everyone for their time on short notice and obviously we will have a lot more to talk about around this exciting opportunity for CVS Health in the coming weeks and months. Thanks, everyone.

Operator

Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your lines. Thank you and have a good day.